UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

MIDCOAST ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	1-36175	61-1714064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1100 Louisiana Street, Suite 3300

Houston, Texas 77002

(Address of principal executive offices, including zip code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2014, Midcoast Energy Partners, L.P. (the “Partnership”) completed an issuance and sale of $75,000,000 aggregate principal amount of its 3.56% Series A Senior Notes due September 30, 2019 (the “Series A Notes”), $175,000,000 aggregate principal amount of its 4.04% Series B Senior Notes due September 30, 2021 (the “Series B Notes”), and $150,000,000 aggregate principal amount of its 4.42% Series C Senior Notes due September 30, 2024 (the “Series C Notes”, and collectively with the Series A Notes and Series B Notes, the “Notes”) in a private placement. The Notes were issued pursuant to a Note Purchase Agreement (the “Purchase Agreement”) among the Partnership and the purchasers named therein and are senior obligations of the Partnership, which rank equally in right of payment with all other unsubordinated indebtedness of the Partnership. The Notes and all other obligations under the Purchase Agreement are unconditionally guaranteed on a senior basis by each of the domestic material subsidiaries of the Partnership pursuant to a guaranty agreement.

The Notes were priced at 100% of the principal amount of the Notes. The Notes will bear interest at the rates of 3.56%, 4.04% and 4.42% per annum for Series A Notes, Series B Notes and Series C Notes, respectively. The Partnership will pay interest on the Notes on March 31 and September 30 of each year commencing on March 31, 2015. The Notes will mature on September 30 of each of 2019, 2021, and 2024 for Series A Notes, Series B Notes and Series C Notes, respectively. The Notes (without regard to series thereof) are prepayable at the Partnership’s option, in whole or in part, provided that in the case of a partial prepayment, prepayment must be in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding, at any time and from time to time at 100% of the principal amount prepaid, plus accrued and unpaid interest to the prepayment date, plus a “make-whole” premium as specified in the Purchase Agreement. The Partnership must offer to prepay the notes upon the occurrence of any change of control. Under the Purchase Agreement, a change of control occurs if Enbridge Energy Partners, L.P. (“EEP”) or Enbridge, Inc. ceases to control, directly or indirectly, the general partner of the Partnership. In addition, the Partnership must offer to prepay the Notes upon the occurrence of certain asset dispositions if the proceeds therefrom are not timely reinvested in productive assets. If any offer to prepay is accepted, the purchase price of each prepaid Note is 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the prepayment date.

Until such time as the Partnership obtains an investment grade rating from either Moody’s or S&P and upon certain trigger events, the Partnership and the guarantors will grant liens in their assets (subject to certain excluded assets, such as motor vehicles, stock of certain foreign subsidiaries, and other assets not to exceed 10% of the consolidated tangible assets of the Partnership and guarantors) to secure the obligations under the Notes.

Additionally, the Purchase Agreement contains various covenants and restrictive provisions which limit the ability of the Partnership and its subsidiaries to incur certain liens or permit them to exist, merge or consolidate with another company, dispose of assets, make distributions on or redeem or repurchase their equity interests, incur or guarantee additional debt, repay subordinated debt or certain debt owed to affiliates prior to maturity, alter their lines of business, and enter into certain types of transactions with affiliates or subsidiaries that the Partnership is permitted to designate as unrestricted subsidiaries.

The Purchase Agreement also requires compliance with two financial covenants. The Partnership must not permit the ratio of consolidated funded debt to pro forma EBITDA (the total leverage ratio) of the Partnership and its consolidated subsidiaries (including Midcoast Operating, L.P., a subsidiary of the Partnership (“Midcoast Operating”)), as of the end of any applicable four-quarter period, to exceed 5.00 to 1.00, or 5.50 to 1.00 during acquisition periods. The Partnership also must maintain (on a consolidated basis), as of the end of each applicable four-quarter period, a ratio of pro forma EBITDA to consolidated interest expense for such four-quarter period then ended of at least 2.50 to 1.00.

These covenants and restrictive provisions are subject to exceptions and qualifications set forth in the Purchase Agreement. At such time as the Partnership obtains an investment grade rating from either Moody’s or S&P, the obligation to provide security in certain circumstances will no longer be applicable to the Partnership or the guarantors and certain restrictions on prepayments of certain subordinated and affiliate will become less restricted.

The Purchase Agreement also contains customary representations, warranties, indemnities and affirmative covenants. In addition, the Purchase Agreement contains events of default customary for transactions of this nature, including (i) the failure of the Partnership to make payments required under the Purchase Agreement, (ii) the failure to comply with covenants and financial ratios in the Purchase Agreement, (iii) the institution of insolvency or similar proceedings by or against any of the Partnership, a guarantor or other material subsidiary and (iv) the occurrence of a payment default, or the acceleration of payment based on a non-payment default, under any other material indebtedness of the Partnership or its subsidiaries. If an event of default occurs and is continuing, then holders of a majority in principal amount of the Notes have the right to declare all the Notes then the outstanding to be immediately due and payable (provided that in limited circumstances with respect to insolvency and bankruptcy of the Partnership, the Notes will automatically become due and payable). In addition, if the Partnership defaults in payments on any Note, then so long as such default is continuing, the holder thereof may declare all the Notes held by it to be immediately due and payable

EEP agreed to subordinate its right to payment on obligations owed by Midcoast Operating under each of the Financial Support Agreement and the Working Capital Agreements, both entered into by and between EEP and Midcoast Operating on November 13, 2013, and liens, if secured, to the rights of the holders under the Purchase Agreement, subject to the terms and conditions of a subordination agreement in favor and for the benefit of the holders of the Notes, which EEP, the Partnership and the guarantors entered into in connection with the Purchase Agreement (the “Intercompany Subordination Agreement”).

The identity of each purchaser under the Purchase Agreement is set forth on the respective signature pages thereto. The above description of the Purchase Agreement is qualified in its entirety by reference to the complete text of the Purchase Agreement filed as Exhibit 10.1 hereto, which is hereby incorporated herein by reference. The above description of the guaranty agreement is qualified in its entirety by reference to the complete text of the Guaranty Agreement filed as Exhibit 10.2 hereto, which is hereby incorporated herein by reference. The above description of the Intercompany Subordination Agreement is qualified in its entirety by reference to the complete text of the Intercompany Subordination Agreement filed as Exhibit 10.3 hereto, which is hereby incorporated herein by reference.

In addition to the issuance of the Notes, on September 30, 2014, the Partnership also entered into an amendment (the “Amendment”) to its Credit Agreement dated November 13, 2013 (as amended, modified and supplemented as of the date hereof, the “Credit Agreement”), by and between the Partnership, as co-borrower and a guarantor, Midcoast Operating, as co-borrower and a guarantor, their material domestic subsidiaries, as guarantors, Bank of America, N.A., as administrative agent, and each of the other lenders party thereto.

Among other things, the Amendment extends the scheduled maturity date for the majority of lenders from November 13, 2016 to September 30, 2017. In connection with the Amendment, the Subordination Agreement dated November 13, 2013, by and among the Partnership, Midcoast Operating, the other credit parties from time to time party thereto and EEP in favor of Bank of America, N.A., as administrative agent, and for the benefit of the administrative agent and the lenders party to the Credit Agreement, was amended and restated to accommodate the Intercompany Subordination Agreement.

The above description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment filed as Exhibit 10.4 hereto, which is hereby incorporated herein by reference. The above description of the amended and restated subordination agreement is qualified in its entirety by reference to the complete text of the amended and restated subordination agreement filed as Exhibit 10.5 hereto, which is hereby incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 with respect to the issues of the Notes is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

10.1	Note Purchase Agreement by and among Midcoast Energy Partners, L.P. and the purchasers named therein, dated as of September 30, 2014.

10.2	Guaranty Agreement dated as of September 30, 2014, made by each guarantor in favor of the purchasers and other holders from time to time of the Notes.

10.3	Subordination Agreement dated as of September 30, 2014, by and among Midcoast Energy Partners, L.P., other obligors from time to time party thereto, Enbridge Energy Partners, L.P., and certain of its subsidiaries and affiliates from time to time party thereto in favor of the holders from time to time of the Notes.

10.4	Amendment No. 1 to Credit Agreement and Extension Agreement, dated as of September 30, 2014, by and among Midcoast Energy Partners, L.P., Midcoast Operating, L.P., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders.

10.5	Amended and Restated Subordination Agreement Subordination Agreement, dated as of September 30, 2014, by and among Midcoast Energy Partners, L.P., Midcoast Operating, L.P., the other credit parties from time to time party thereto and Enbridge Energy Partners, L.P. in favor of Bank of America, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Midcoast Energy Partners, L.P.

	By:	Midcoast Holdings, L.L.C., its General Partner

Date: October 3, 2014	By:	/s/ Bruce Stevenson
	Name:	Bruce Stevenson
	Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

10.1	Note Purchase Agreement by and among Midcoast Energy Partners, L.P. and the purchasers named therein, dated as of September 30, 2014.

10.2	Guaranty Agreement dated as of September 30, 2014, made by each guarantor in favor of the purchasers and other holders from time to time of the Notes.

10.3	Subordination Agreement dated as of September 30, 2014, by and among Midcoast Energy Partners, L.P., other obligors from time to time party thereto, Enbridge Energy Partners, L.P., and certain of its subsidiaries and affiliates from time to time party thereto in favor of the holders from time to time of the Notes.

10.4	Amendment No. 1 to Credit Agreement and Extension Agreement, dated as of September 30, 2014, by and among Midcoast Energy Partners, L.P., Midcoast Operating, L.P., the subsidiary guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent for the lenders.

10.5	Amended and Restated Subordination Agreement Subordination Agreement, dated as of September 30, 2014, by and among Midcoast Energy Partners, L.P., Midcoast Operating, L.P., the other credit parties from time to time party thereto and Enbridge Energy Partners, L.P. in favor of Bank of America, N.A., as Administrative Agent.